Exhibit 99.1

Contact:	Richard S. Lindahl
	Chief Financial Officer	1919 North Lynn Street
	(571) 303-6956	Arlington, Virginia 22209
	c/o June Connor	www.cebglobal.com

CEB REPORTS THIRD QUARTER RESULTS AND UPDATES 2016 GUIDANCE

ARLINGTON, Va. – Oct. 25, 2016 – CEB Inc. (“CEB” or “Company”) (NYSE: CEB), a best practice insight and technology company, today announced financial results for the third quarter ended September 30, 2016.

HIGHLIGHTS – THIRD QUARTER 2016 vs 2015

•	Revenue of $229.8 million (a decrease of 0.9%); Adjusted revenue of $230.9 million (a decrease of 0.6%)
•	Net income of $7.5 million (a decrease of 76.5%); Adjusted net income of $29.3 million (a decrease of 12.6%)
•	Adjusted EBITDA of $59.7 million (a decrease of 4.3%); Adjusted EBITDA margin of 25.8%
•	Diluted earnings per share of $0.23 (a decrease of 75.8%); Non-GAAP diluted earnings per share of $0.91 (a decrease of 9.0%)

“While we continued to see areas of improved performance and long-term promise, we delivered less progress in restoring large corporate growth in North America than we had planned,” said Tom Monahan, CEB Chairman and CEO.

“We continue to see strength in our efforts to launch new talent management products, drive global growth, expand our footprint in the middle market, and rapidly integrate and scale the Evanta platform. We also see very promising momentum in our newly integrated account management structures in Sales and Service and Talent Management. Our key area of focus is now sustaining our highest levels of operational intensity throughout Q4, particularly in North America large corporate, and delivering strong performance and profitability in 2017.”

OUTLOOK FOR 2016

The Company updates its 2016 annual guidance as follows: Revenue of at least $950 million, Adjusted revenue of at least $963 million, capital expenditures of $30 to $32 million, Non-GAAP diluted earnings per share of at least $3.75, Adjusted EBITDA margin of at least 25.5%, and depreciation and amortization expense of $103 to $105 million. Adjusted revenue refers to revenue before the impact of the reduction of acquisition-related deferred revenue to fair value recognized in the post-acquisition period (“deferred revenue fair value adjustment”). The estimated reduction in 2016 revenue to reflect the impact of the deferred revenue fair value adjustment is expected to be approximately $13 million. This guidance is based on the following foreign currency exchange rates: 1.29 US dollar (“USD”) to the British Pound, 1.12 USD to the Euro, and 0.77 USD to the Australian Dollar.

NON-GAAP FINANCIAL MEASURES

This press release and the accompanying tables, as well as earnings discussions, include a discussion of Adjusted revenue, Adjusted effective tax rate, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Non-GAAP diluted earnings per share, and constant currency financial information, all of which are non-GAAP financial measures provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). “Adjusted EBITDA margin” refers to Adjusted EBITDA as a percentage of Adjusted revenue. A discussion of these non-GAAP measures and our use of them appears below, and a reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying tables.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions. Statements using words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” and variations of such words or similar expressions are intended to identify forward-looking statements. In addition, all statements other than statements of historical fact are statements that could be deemed forward‑looking statements, including but not limited to our 2016 annual guidance. You are hereby cautioned that these statements are based upon our expectations at the time we make them and may be affected by important factors including, among others, the factors set forth below and in our filings with the US Securities and Exchange Commission (“SEC”), and consequently, actual future events, operations, and results may differ materially from the results discussed in the forward-looking statements. Our expectations, beliefs, and projections are expressed in good faith, and we believe there is a reasonable basis for them.

Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, our dependence on renewals of our membership-based services, the sale of additional programs to existing members, and our ability to attract new members; our potential failure to adapt to changing member needs and demands or to compete successfully with other companies that offer similar products and services; our potential failure to develop and sell, or expand sales markets for our CEB Talent Assessment tools and services; our potential inability to attract and retain a significant number of highly skilled employees or successfully manage succession planning issues; fluctuations in operating results; the implementation of our business transformation initiative may be disruptive to our operations, potential cost overruns could have material adverse effects on our results of operations, and once this initiative is completed we may not realize anticipated savings or operational benefits; our potential inability to protect our intellectual property rights; our potential inability to adequately maintain and protect our information technology infrastructure and our member and client data; potential confusion about our rebranding (including the roll-out of the CEB Talent Assessment brand for what has been known previously as the SHL Talent Measurement brand); our potential exposure to loss of revenue resulting from our unconditional service guarantee; exposure to litigation related to the content we provide; various factors that could affect our estimated income tax rate or our ability to use our existing deferred tax assets; changes in estimates, assumptions or revenue recognition policies used to prepare our consolidated financial statements, including those related to testing for potential goodwill impairment; our potential inability to make, integrate, and maintain acquisitions and investments; the amount and timing of the benefits expected from acquisitions and investments; risks associated with our provision of products and services to certain US government agencies; the risk that we will be required to recognize additional impairments to the carrying value of the significant goodwill and amortizable intangible asset amounts included in our balance sheet as a result of our acquisitions, which would require us to record charges that would reduce our reported results; risks associated with our significant office space lease obligations in Arlington, VA, including potential landlord or subtenant defaults; our potential inability to effectively manage the risks (including interest rate risk) associated with our existing indebtedness, including the terms of and restrictions in our senior secured credit facilities, as well as additional indebtedness we incurred in connection with the Evanta acquisition or other indebtedness we may incur in the future; our potential inability to effectively manage the risks associated with our international operations, including the risk of foreign currency exchange fluctuations; the potential effects from the withdrawal of the United Kingdom from the European Union; our potential inability to effectively anticipate, plan for, and respond to changing economic and financial market conditions, especially in light of ongoing uncertainty in the worldwide economy and the US economy; and the impact of volatility in the trading price of our common stock, including as a result of any decision to reduce or discontinue dividends or share repurchases.

In addition, forward-looking statements may be affected by risks and uncertainties associated with the acquisition of the Evanta business, including that the businesses of CEB and Evanta may not be combined successfully, or the combination may take longer or cost more to accomplish than expected; we may not achieve anticipated operating and cost synergies through combining the businesses of CEB and Evanta, or those synergies may be realized less quickly than we anticipate; Evanta may not achieve the results projected in its current 2016 full year forecast; potential operating costs, customer loss, and business disruption (including employee loss or turnover) following the acquisition may be greater than expected and could negatively affect the financial results and performance of Evanta; Evanta may not perform at the level we are expecting, and as a result the anticipated positive impact of the acquisition on the operations and future financial results of CEB, including those reflected in our updated 2016 annual guidance, may not be achieved or may be lower than expected and our leverage, which was increased in connection with the acquisition, could materially and adversely affect our financial conditional or operating flexibility and prevent us from fulfilling our obligations under the Senior Secured Credit Facilities.

Various risks, uncertainties, and other important factors that could cause our actual results to differ from our expected or historical results are discussed more fully in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our filings with the SEC, including, but not limited to, our 2015 Annual Report on Form 10-K filed on February 26, 2016. The forward-looking statements in this press release are made as of October 25, 2016, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

ABOUT CEB

CEB is a best practice insight and technology company. In partnership with leading organizations around the globe, we develop innovative solutions to drive corporate performance. CEB equips leaders at more than 10,000 companies with the intelligence to effectively manage talent, customers, and operations. CEB is a trusted partner to nearly 90% of the Fortune 500 and FTSE 100, and more than 70% of the Dow Jones Asian Titans. More at cebglobal.com.

CEB Inc.

Segment Highlights

(In thousands, except percentages)

	Selected Percentage Changes	Three Months Ended September 30,		Selected Percentage Changes	Nine Months Ended September 30,
		2016	2015		2016	2015

CEB Segment (1)
Revenue	(0.4)%	$183,697	$184,419	2.7%	$553,869	$539,086
Adjusted revenue (3)	0.1%	$184,803	$184,653	4.6%	$564,293	$539,374
Operating profit		$20,617	$43,181		$64,211	$111,569
Adjusted EBITDA (3)	(9.1)%	$48,567	$53,451	(0.3)%	$147,154	$147,596
Adjusted EBITDA margin (3)		26.3%	28.9%		26.1%	27.4%

Contract Value (4)				(1.3)%	$659,450	$668,135
Constant currency Contract Value (5)				(1.1)%	$660,745
Member institutions (6)				2.9%	7,320	7,115
Contract Value per member institution (6)				(4.0)%	$89,778	$93,477
Constant currency Contract Value per member institution (5)				(2.6)%	$91,017
Wallet retention rate (7)					88%	93%
Constant currency Wallet retention rate (5)					88%

CEB Talent Assessment Segment (2)
Revenue	(2.9)%	$46,147	$47,517	(3.2)%	$141,776	$146,413
Adjusted revenue (3)	(3.4)%	$46,147	$47,753	(4.0)%	$141,776	$147,703
Operating (loss) profit		$(3,055)	$257		$(15,946)	$677
Adjusted EBITDA (3)	24.7%	$11,102	$8,902	6.1%	$29,988	$28,252
Adjusted EBITDA margin (3)		24.1%	18.6%		21.2%	19.1%

Contract Value (8)					$102,818
Wallet retention rate (9)					96%	100%

(1)

The CEB segment includes comprehensive data analysis, research, and advisory services that align to executive leadership roles and key recurring decisions and enable members to focus efforts to address emerging and recurring business challenges efficiently and effectively.

(2)

The CEB Talent Assessment segment includes the SHL products and services of cloud-based solutions for talent assessment, development, strategy, analytics, decision support, and professional services that support those solutions, enabling client access to data, analytics, and insights for assessing and managing employees and applicants.

(3)	See “Non-GAAP Financial Measures” for further explanation.
(4)

We define “CEB segment Contract Value,” at the end of the quarter, as the aggregate annualized revenue attributed to all agreements in effect on such date, without regard to the remaining duration of any such agreement. CEB segment Contract Value does not include the impact of Personnel Decision Research Institutes, Inc. (“PDRI”).

(5)

Calculated on a constant currency basis whereby financial information in the current period for amounts recorded in currencies other than the USD is translated into the USD at the average exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(6)

We define “CEB segment Member institutions,” at the end of the quarter, as member institutions with Contract Value in excess of $10,000. The same definition is applied to “CEB segment Contract Value per member institution.”

(7)

We define “CEB segment Wallet retention rate,” at the end of the quarter, as the total current year segment Contract Value from prior year members as a percentage of the total prior year segment Contract Value. The CEB segment Wallet retention rate does not include the impact of PDRI.

(8)

We define “CEB Talent Assessment segment Contract Value,” at the end of the quarter, as the aggregate annualized revenue in effect on such date, without regard to the remaining duration of any such agreement, attributed to all subscription agreements for online product access plus the aggregate annual revenue attributed to all advanced purchases of online testing units.

(9)

We define “CEB Talent Assessment segment Wallet retention rate,” at the end of the quarter, on a constant currency basis, as the last 12 months of total segment Adjusted revenue from prior year customers as a percentage of the prior 12 months of total segment Adjusted revenue.

CEB Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue (1)	$229,844	$231,936	$695,645	$685,499
Costs and expenses
Cost of services	81,929	78,847	252,925	239,938
Member relations and marketing	68,095	66,746	206,504	198,340
General and administrative	29,750	26,826	87,801	83,924
Depreciation and amortization (2)	24,900	15,574	76,791	49,308
Business transformation costs (3)	6,768	—	16,316	—
Acquisition related costs (4)	840	505	5,959	505
Restructuring costs	—	—	1,084	1,238
Total costs and expenses	212,282	188,498	647,380	573,253
Operating profit	17,562	43,438	48,265	112,246
Other (expense) income, net
Debt modification costs	—	—	(1,656)	(4,775)
Interest income and other (5)	899	3,163	4,692	3,529
Interest expense	(8,151)	(5,683)	(21,243)	(14,909)
Other (expense) income, net	(7,252)	(2,520)	(18,207)	(16,155)
Income before provision for income taxes	10,310	40,918	30,058	96,091
Provision for income taxes	2,802	8,949	10,261	21,820
Net income	$7,508	$31,969	$19,797	$74,271

Basic earnings per share	$0.23	$0.96	$0.61	$2.22
Diluted earnings per share	$0.23	$0.95	$0.61	$2.20
Weighted average shares outstanding
Basic	32,214	33,389	32,348	33,473
Diluted	32,367	33,606	32,581	33,779

(1)

Net of a reduction to reflect the impact of the deferred revenue fair value adjustment of $1.1 million and $0.5 million in the three months ended September 30, 2016 and 2015 and $10.4 million and $1.6 million in the nine months ended September 30, 2016 and 2015, respectively. Included $1.1 million and $12.6 million of revenue from Evanta in the three and nine months ended September 30, 2016, respectively.

(2)

Included $7.0 million and $22.2 million of additional amortization expense associated with the 2015 change in the estimated useful life of the SHL trade name in the three and nine months ended September 30, 2016, respectively.

(3)	Business transformation costs relate to the development and implementation of cloud-based computing systems, which will consolidate and standardize our sales force automation and financial systems.
(4)	Acquisition related costs primarily related to transaction and severance costs associated with the acquisitions in 2016 and 2015.
(5)

Interest income and other in the three months ended September 30, 2016 included a $0.1 million net foreign currency gain, a $0.8 million increase in the fair value of deferred compensation plan assets, and $0.2 million of interest income partially offset by $0.1 million of equity method investment losses and $0.1 of other losses. Interest income and other in the three months ended September 30, 2015 included $0.1 million of interest income and a $5.1 million net foreign currency gain partially offset by a $1.4 million decrease in the fair value of deferred compensation plan, $0.1 million of equity method investment losses and $0.6 million of other losses. Interest income and other in the nine months ended September 30, 2016 included a $4.2 million net foreign currency gain, a $1.8 million increase in the fair value of deferred compensation plan assets, and $0.6 million of interest income partially offset by $0.4 million of equity method investment losses, $0.8 million of loss of other investments, net and $0.7 million of other losses. Interest income and other in the nine months ended September 30, 2015 included a $6.6 million net foreign currency gain and $0.3 million of interest income partially offset by a $1.2 million decrease in the fair value of deferred compensation plan assets, $1.0 million of equity method investment losses, and $1.3 million of other losses.

CEB Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$135,821	$113,329
Accounts receivable, net (1)	209,845	285,048
Deferred incentive compensation	22,044	23,484
Prepaid expenses and other current assets	48,487	27,651
Total current assets	416,197	449,512
Deferred income taxes, net	1,956	16,491
Property and equipment, net	95,678	102,337
Goodwill	649,987	458,409
Intangible assets, net	208,563	230,680
Other non-current assets	95,038	81,123
Total assets	$1,467,419	$1,338,552
Liabilities and stockholders’ (deficit) equity
Current liabilities
Accounts payable and accrued liabilities	$80,842	$88,407
Accrued incentive compensation	45,037	59,947
Deferred revenue (2)	406,109	449,694
Debt – current portion	7,869	4,948
Total current liabilities	539,857	602,996
Deferred income taxes, net	17,454	27,869
Other liabilities	117,465	107,592
Debt – long term	878,411	556,418
Total liabilities	1,553,187	1,294,875
Total stockholders’ (deficit) equity	(85,768)	43,677
Total liabilities and stockholders’ (deficit) equity	$1,467,419	$1,338,552

(1)	Included accounts receivable, net of $60.0 million and $64.4 million at September 30, 2016 and December 31, 2015, respectively, related to the CEB Talent Assessment segment.
(2)

Included deferred revenue of $18.1 million for Evanta at September 30, 2016 and $70.0 million and $68.9 million at September 30, 2016 and December 31, 2015, respectively, related to the CEB Talent Assessment segment.

CEB Inc.

Unaudited Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended September 30,
	2016	2015

Cash flows from operating activities
Net income	$19,797	$74,271
Adjustments to reconcile net income to net cash flows provided by operating activities
Debt modification costs	1,656	4,775
Loss on other investments, net	797	—
Equity method investment loss	412	1,005
Depreciation and amortization	76,791	49,308
Amortization of credit facility issuance costs	1,318	1,657
Deferred income taxes	(6,463)	2,643
Share-based compensation	14,117	13,320
Excess tax benefits from share-based compensation arrangements	(908)	(4,173)
Net foreign currency remeasurement gain	(6,944)	(2,050)
Changes in operating assets and liabilities:
Accounts receivable, net	83,319	83,841
Deferred incentive compensation	739	1,334
Prepaid expenses and other current assets	(21,185)	(26,920)
Other non-current assets	(8,691)	(3,431)
Accounts payable and accrued liabilities	(8,747)	(14,775)
Accrued incentive compensation	(14,825)	(15,449)
Deferred revenue	(47,848)	(55,009)
Other liabilities	8,990	(9,142)
Net cash flows provided by operating activities	92,325	101,205
Cash flows from investing activities
Purchases of property and equipment	(15,655)	(18,335)
Cost method and other investments	(5,300)	(4,298)
Acquisition of businesses, net of cash acquired	(269,222)	(14,205)
Net cash flows used in investing activities	(290,177)	(36,838)
Cash flows from financing activities
Proceeds from issuance of senior notes	—	250,000
Borrowings from Senior Secured Credit Facilities	405,000	45,000
Debt payments	(80,213)	(258,500)
Debt issuance costs	(4,220)	(6,385)
Proceeds from issuance of common stock under the employee stock purchase plan	1,279	1,150
Excess tax benefits from share-based compensation arrangements	908	4,173
Purchase of treasury shares	(53,568)	(42,691)
Withholding of shares to satisfy minimum employee tax withholding for equity awards	(5,268)	(8,497)
Payment of dividends	(39,923)	(37,584)
Net cash flows provided by (used in) financing activities	223,995	(53,334)
Effect of exchange rates on cash	(3,651)	(4,538)
Net increase in cash and cash equivalents	22,492	6,495
Cash and cash equivalents, beginning of year	113,329	114,934
Cash and cash equivalents, end of period	$135,821	$121,429

CEB Inc.

Reconciliation of Non-GAAP Financial Measures

We believe that our non-GAAP financial measures are relevant and useful supplemental information for evaluating our results of operations as compared from period to period and as compared to our competitors. We use these non-GAAP financial measures for internal budgeting and other managerial purposes, including comparison against our competitors, when publicly providing our business outlook, and as a measurement for potential acquisitions. These non-GAAP financial measures are not defined in the same manner by all companies and therefore may not be comparable to other similarly titled measures used by other companies.

Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

•

Certain business combination accounting entries and expenses related to acquisitions: We have adjusted for the impact of the deferred revenue fair value adjustment, amortization of acquisition related intangibles, and acquisition related costs. We incurred transaction and certain other expenses in connection with our acquisitions, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. We believe that excluding these acquisition related items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these acquisition related items since the nature, size, and number of acquisitions can vary from period to period and because they are not considered by management in making operating decisions.

•

Net non-operating foreign currency gain (loss): Beginning in the first quarter of 2015, we adjusted for the impact of the net non-operating foreign currency gain (loss) included in other (expense) income. These items primarily result from the remeasurement of foreign currency cash balances held by CEB US and subsidiaries with the USD as their functional currency, USD cash balances held by subsidiaries with a functional currency other than the USD, certain intercompany notes, and the balance sheets of non-US subsidiaries whose functional currency was the USD prior to the revision of our corporate structure on October 1, 2015 to geographically align our intellectual property with our US and global commercial operations, resulting in a significant change to the economic facts and circumstances for subsidiaries that were previously dependent on the parent company for financing. We believe this information is useful to investors to facilitate comparison of operating results and better identify trends in our business.

•

Business transformation costs: Beginning in the first quarter of 2016, we adjusted for the impact of costs associated with our business transformation initiative, which is a multiyear effort that will consolidate and standardize our sales force automation and financial systems. These costs include software license fees and third-party vendor costs related to the implementation and development of the systems, and costs related to employees that are devoted to the initiative. Under new accounting rules in effect as of January 1, 2016, the majority of costs related to the development and implementation of cloud-based computing systems now have to be expensed in the current period as they are incurred instead of being capitalized and depreciated over time. We believe that excluding these items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these items. We exclude these items because management does not believe they correlate to the ongoing operating results of the business.

•

Debt modification costs, CEO non-competition obligation, gain (loss) on other investments, net, equity method investment gain (loss), restructuring costs, impairment costs, and gain on cost method investment: From time to time, we opportunistically enter into transactions outside of our core operations that we believe will improve our overall future financial position or otherwise be beneficial to our business. These transactions may include, but are not limited to, modifying our debt, entering into a transition agreement with an extended non-competition obligation with our CEO in connection with his decision to retire, or investing in private entities. These transactions and their related economic consequences affect our results of operations in the manner required by GAAP. We exclude these items when evaluating our results of operations because management does not believe they correlate to the ordinary course operating expenditures or operating results of the business. We believe that excluding these items from our non-GAAP financial measures provides useful supplemental information to our investors and is important in illustrating what our core operating results would have been had we not incurred these items.

•

Share-based compensation: Although share-based compensation is a key incentive offered to our employees, we evaluate our operating results excluding such expense. We believe the exclusion of this expense facilitates the ability of our investors to compare our operating results with those of other peer companies, many of which also exclude such expense in determining their non-GAAP measures, given varying valuation methodologies and assumptions, and the variety and amount of award types that may be utilized by different companies.

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

•

Adjusted effective tax rate: Beginning in the third quarter of 2015, we adjusted for the impact of certain discrete items included in the effective tax rate, including items unrelated to the current year, changes in statutory tax rates, or other items that are not indicative of our ongoing operations. We exclude these items because management believes it will facilitate the comparison of the annual effective tax rate over time. The Adjusted effective tax rate is calculated by dividing the adjusted provision for income taxes, which excludes discrete items and the tax effects of the other non-GAAP adjustments (using statutory rates), by adjusted income before the provision for income taxes.

We are a global company that reports financial information in USD. Foreign currency exchange rate fluctuations affect the amounts reported from translating foreign revenues and expenses into USD. These rate fluctuations can have a significant effect on our reported operating results. As a supplement to our reported operating results, we present constant currency financial information. We use constant currency financial information to provide a framework to assess how our business performed excluding the effects of changes in foreign currency translation rates. Management believes this information is useful to investors to facilitate comparison of operating results and better identify trends in our businesses. To calculate financial information on a constant currency basis, financial information in the current period for amounts recorded in currencies other than the USD is translated into USD at the average exchange rates that were in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

These non-GAAP measures may be considered in addition to results prepared in accordance with GAAP, but they should not be considered a substitute for, or superior to, GAAP results. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

With respect to our 2016 annual guidance, reconciliations of net income to Adjusted EBITDA, net income to Adjusted net income, and GAAP diluted earnings per share to Non-GAAP diluted earnings per share as projected for 2016 are not provided because we cannot, without unreasonable effort, estimate or predict with certainty various components of net income and GAAP diluted earnings per share, including the net non-operating foreign currency (gain) loss, acquisition related costs, and discrete tax items, which components could significantly impact such financial measures.

A reconciliation of each of the non-GAAP measures to the most directly comparable GAAP measure is provided below (in thousands, except per share data).

Adjusted Revenue

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Revenue	$183,697	$46,147	$229,844	$184,419	$47,517	$231,936
Impact of the deferred revenue fair value adjustment	1,106	—	1,106	234	236	470
Adjusted revenue	$184,803	$46,147	$230,950	$184,653	$47,753	$232,406

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Revenue	$553,869	$141,776	$695,645	$539,086	$146,413	$685,499
Impact of the deferred revenue fair value adjustment	10,424	—	10,424	288	1,290	1,578
Adjusted revenue	$564,293	$141,776	$706,069	$539,374	$147,703	$687,077

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

Adjusted EBITDA

	Three Months Ended September 30, 2016			Three Months Ended September 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Net income			$7,508			$31,969
Provision for income taxes			2,802			8,949
Interest expense, net			7,920			5,574
Other (income) expense, net			(668)			(3,054)
Operating profit (loss)	$20,617	$(3,055)	17,562	$43,181	$257	43,438
Other income (expense), net	(112)	780	668	563	2,491	3,054
Net non-operating foreign currency loss (gain)	700	(846)	(146)	(2,681)	(2,431)	(5,112)
Equity method investment loss	14	64	78	28	79	107
Depreciation and amortization	11,261	13,639	24,900	7,850	7,724	15,574
Business transformation costs	6,768	—	6,768	—	—	—
Impact of the deferred revenue fair value adjustment	1,106	—	1,106	234	236	470
Acquisition related costs	840	—	840	505	—	505
CEO non-competition obligation	3,000	—	3,000	—	—	—
Share-based compensation	4,373	520	4,893	3,771	546	4,317
Adjusted EBITDA	$48,567	$11,102	$59,669	$53,451	$8,902	$62,353
Adjusted EBITDA margin	26.3%	24.1%	25.8%	28.9%	18.6%	26.8%

	Nine Months Ended September 30, 2016			Nine Months Ended September 30, 2015
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Net income			$19,797			$74,271
Provision for income taxes			10,261			21,820
Interest expense, net			20,680			14,611
Debt modification costs			1,656			4,775
Other (income) expense, net			(4,129)			(3,231)
Operating profit (loss)	$64,211	$(15,946)	48,265	$111,569	$677	112,246
Other income (expense), net	1,651	2,478	4,129	686	2,545	3,231
Net non-operating foreign currency loss (gain)	(1,764)	(2,388)	(4,152)	(3,816)	(2,767)	(6,583)
Loss on other investments, net	797	—	797	—	—	—
Equity method investment loss	132	280	412	677	328	1,005
Depreciation and amortization	33,219	43,572	76,791	25,483	23,825	49,308
Business transformation costs	16,316	—	16,316	—	—	—
Impact of the deferred revenue fair value adjustment	10,424	—	10,424	288	1,290	1,578
Acquisition related costs	5,959	—	5,959	505	—	505
CEO non-competition obligation	3,000	—	3,000	—	—	—
Restructuring costs	666	418	1,084	290	948	1,238
Share-based compensation	12,543	1,574	14,117	11,914	1,406	13,320
Adjusted EBITDA	$147,154	$29,988	$177,142	$147,596	$28,252	$175,848
Adjusted EBITDA margin	26.1%	21.2%	25.1%	27.4%	19.1%	25.6%

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

Adjusted Net Income

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$7,508	$31,969	$19,797	$74,271
Net non-operating foreign currency loss (gain) (1)	(90)	(4,104)	(3,571)	(5,310)
Debt modification costs (1)	—	—	969	2,841
Loss on other investments, net (1)	—	—	467	—
Equity method investment loss (1)	72	96	357	732
Amortization of acquisition related intangibles (1)	12,570	6,110	38,632	18,785
Business transformation costs (1)	4,541	—	10,946	—
Impact of the deferred revenue fair value adjustment (1)	658	288	6,240	1,115
Acquisition related costs (1)	493	300	3,510	300
CEO non-competition obligation (1)	1,755	—	1,755	—
Restructuring costs (1)	—	—	754	860
Share-based compensation (1)	2,983	2,681	8,623	8,279
Discrete tax items (2)	(1,192)	(3,815)	(774)	(11,484)
Adjusted net income	$29,298	$33,525	$87,705	$90,389

Non-GAAP Diluted Earnings per Share

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Diluted earnings per share	$0.23	$0.95	$0.61	$2.20
Net non-operating foreign currency loss (gain) (1)	—	(0.12)	(0.11)	(0.16)
Debt modification costs (1)	—	—	0.03	0.08
Loss on other investments, net (1)	—	—	0.01	—
Equity method investment loss (1)	—	—	0.01	0.02
Amortization of acquisition related intangibles (1)	0.40	0.18	1.19	0.56
Business transformation costs (1)	0.14	—	0.34	—
Impact of the deferred revenue fair value adjustment (1)	0.02	0.01	0.19	0.03
Acquisition related costs (1)	0.02	0.01	0.11	0.01
CEO non-competition obligation (1)	0.05	—	0.05	—
Restructuring costs (1)	—	—	0.02	0.03
Share-based compensation (1)	0.09	0.08	0.26	0.25
Discrete tax items (2)	(0.04)	(0.11)	(0.02)	(0.34)
Non-GAAP diluted earnings per share	$0.91	$1.00	$2.69	$2.68

(1)

Adjustments are net of the annual estimated income tax effect using statutory rates based on the relative amounts allocated to each jurisdiction in the applicable period. The following income tax rates were used: 14% in 2016 and 19% in 2015 for the net non-operating foreign currency loss (gain); 42% in 2016 and 41% in 2015 for debt modification costs; 41% in 2016 for loss on other investments, net; 13% in 2016 and 27% in 2015 for the equity method investment loss; 26% in 2016 and 29% in 2015 for the amortization of acquisition related intangibles; 33% in 2016 for business transformation costs; 40% in 2016 and 29% in 2015 for the impact of the deferred revenue fair value adjustment; 41% in 2016 and 2015 for acquisition related costs; 42% in 2016 for the CEO non-competition obligation; 30% in 2016 and 31% in 2015 for restructuring costs; and 39% in 2016 and 38% in 2015 for share-based compensation.

(2)

In the three months ended September 30, 2016, the discrete tax benefit primarily related to a $1.2 million benefit claimed for amended returns related to the 2012 and 2013 tax years. In the nine months ended September 30, 2016, the discrete tax benefit primarily related to the $1.2 million benefit claimed for amended returns and a $0.3 million benefit from state rate changes and was offset by discrete tax expense of $0.4 million from changes in tax planning strategies, a $0.2 million increase in reserves for uncertain tax positions, and $0.1 million from changes in valuation allowance. In the three and nine months ended September 30, 2015, the discrete tax benefit related to $1.6 million and $6.2 million from research and development credits and domestic manufacturing deductions claimed in 2015 affecting prior year tax returns and $0.3 million and $2.2 million related to a change in an election to claim foreign tax credits that were previously taken as deductions. In addition, there was $1.9 million and $3.1 million related to changes in tax planning strategies in the three and nine months ended September 30, 2015, respectively.

CEB Inc.

Reconciliation of Non-GAAP Financial Measures (Continued)

Adjusted Effective Tax Rate

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Effective tax rate	27.2%	21.9%	34.1%	22.7%
Effect on tax rate of discrete items	2.7%	7.7%	0.6%	8.3%
Effect on tax rate of non-GAAP adjustments using statutory rates	3.5%	3.2%	(1.2)%	3.7%
Adjusted effective tax rate	33.4%	32.8%	33.5%	34.7%

Constant Currency

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Adjusted revenue	$184,803	$46,147	$230,950	$564,293	$141,776	$706,069
Currency exchange rate fluctuations	630	1,628	2,258	2,698	5,171	7,869
Constant currency Adjusted revenue	$185,433	$47,775	$233,208	$566,991	$146,947	$713,938

Increase (decrease) from prior year	0.4%	—	0.3%	5.1%	(0.5)%	3.9%

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
	CEB	CEB Talent Assessment	Total	CEB	CEB Talent Assessment	Total
Adjusted EBITDA	$48,567	$11,102	$59,669	$147,154	$29,988	$177,142
Currency exchange rate fluctuations	(1,016)	(435)	(1,451)	(2,188)	178	(2,010)
Constant currency Adjusted EBITDA	$47,551	$10,667	$58,218	$144,966	$30,166	$175,132

(Decrease) increase from prior year	(11.0)%	19.8%	(6.6)%	(1.8)%	6.8%	(0.4)%

Constant currency Adjusted EBITDA margin	25.6%	22.3%	25.0%	25.6%	20.5%	24.5%